Exhibit 10.37(i)

AMENDMENT No. 9 TO PURCHASE OF AGREEMENT DCT-054/98

This Amendment No. 9 (the "Amendment") dated as of September 20, 2000 is between EMBRAER - Empresa Brasileira de Aeronautica S.A. ("EMBRAER") and Continental Express, Inc. ("BUYER" ), collectively hereinafter referred to as the "PARTIES", and relates to Purchase Agreement No. DCT-054/98 dated December 23, 1998, as amended from time to time (together with its Attachments, the Amendments to Purchase Agreement and Letter Agreements, the EMB-135 Purchase Agreement") for the purchase of up to fifty (50) new EMB-135 aircraft (the "AIRCRAFT").

This Amendment sets forth the further agreement between EMBRAER and BUYER relative to the delivery date of the SEVENTEENTH (17TH) and EIGHTEENTH (18TH) AIRCRAFT. All terms defined in the EMB-135 Purchase Agreement shall have the same meaning when used herein and in case of any conflict between this Amendment and the Purchase Agreement, this Amendment shall control.

NOW, THEREFORE, for good and valuable consideration, which is hereby acknowledged, EMBRAER and BUYER hereby agree as follows:

  Item " a " of Article 5 - DELIVERY, of the Purchase Agreement, is hereby amended to read in its entirely as follows:

AIRCRAFT: Subject to payment in accordance with Article 4 hereof and compliance with the conditions of this Agreement, the AIRCRAFT shall be made available for delivery by EMBRAER to BUYER in F.A.F. (Fly Away Factory) condition, at São José dos Campos, State of São Paulo, Brazil, according to the following schedule:

Aircraft	Aircraft Contractual Delivery Dates	Aircraft	Aircraft Contractual Delivery Dates
1st	July 1999	26th	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPAR- ATELY WITH THE SECURITIES AND EXCHANGE COMMIS- SION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
2nd	August 1999	27th
3rd	September 1999	28th
4th	October 1999	29th
5th	November 1999	30th
6th	December 1999	31st
7th	January 2000	32nd
8th	February 2000	33rd
9th	March 2000	34th
10th	April 2000	35th
11th	May 2000	36th
12th	June 2000	37th
13th	July 2000	38th
14th	August 2000	39th
15th	September 2000	40th
16th	October 2000	41st
17th	October 2000	42nd
18th	November 2000	43rd
19th	January 2001	44th
20th	January 2001	45th
[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2. All other terms and conditions of the Purchase Agreement, which are not specifically amended by this Amendment, shall remain in full force and effect without any change.

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 9 to the Purchase Agreement to be effective as of the date first written above.

EMBRAER - Empresa Brasileira CONTINENTAL EXPRESS, INC.

de Aeronautica S.A.

By : /s/ Frederico Fleury Curado By : /s/ Frederick S. Cromer

Name : Frederico Fleury Curado Name : Frederick S. cromer

Title : Executive Vice President Title : VP Finance &CFO

Airline Market

By : /s/ Flavio Rimoli

Name : Flavio Rimoli

Title : Director of Contracts

Date: September 20, 2000 Date: September 15, 2000

Place : S. Jose Campos - SP Place : Houston, TX

Witness: /s/ Jose Luis Molina Witness: /s/ Amy K. Sedano

Name : Jose Luis Molina Name : Amy K. Sedano